Exhibit 99.1(b)1

CONSOLIDATED STATEMENTS OF INCOME
NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Three Months Ended
	November 29, 2002	November 30, 2001
Revenues:
Information management	$37,592	$37,097
Network services and systems	67,694	48,059
Divested businesses	—	297

	105,286	85,453

Operating expenses:
Cost of service	51,950	43,852
Sales, general and administrative	22,061	17,262
Depreciation and amortization	7,501	5,897

	81,512	67,011

Operating income	23,774	18,442

Other income (expense):
Interest and other income	467	344
Interest and other expense	(3,676)	(2,325)
Minority interest in losses	653	747
Early extinguishment of debt charges	(921)	—

	(3,477)	(1,234)

Income before income taxes and equity in losses of affiliated companies:
Information management	6,848	6,132
Network services and systems	14,370	11,394
Other	(921)	(318)

	20,297	17,208

Provision for income taxes	7,307	6,195

Income before equity in losses of affiliated companies	12,990	11,013
Equity in losses of affiliated companies, net of income taxes	(313)	(292)

Net income	$12,677	$10,721

Basic earnings per share:	$0.37	$0.31

Shares	34,559	34,066
Diluted earnings per share:	$0.36	$0.30

Shares	38,856	39,822